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                                       20






                                                                     Exhibit 11

               HARTE-HANKS COMMUNICATIONS, INC. AND SUBSIDIARIES
                        EARNINGS PER SHARE COMPUTATIONS
                     (in thousands, except per share data)


                                    PRIMARY


                                                              Three Months Ended June 30,
                                                              ------------------------------
                                                                   1997        1996
                                                                 --------     --------

Net income from continuing operations ......................     $ 10,640     $   (589)
                                                                 ========     ========

Shares used in net earnings per
 share computations ........................................       38,832       38,551
                                                                 ========     ========

Earnings per share - continuing operations .................     $   0.27     $  (0.02)
                                                                 ========     ========


Net income from discontinued operations ....................     $  5,705     $  4,495
                                                                 ========     ========

Shares used in net earnings per
 share computations ........................................       38,832       38,551
                                                                 ========     ========

Earnings per share - discontinued operations ...............     $   0.15     $   0.12
                                                                 ========     ========


     COMPUTATION OF SHARES USED IN NET EARNINGS PER SHARE COMPUTATIONS


                                                               Three Months Ended June 30,
                                                              ------------------------------
                                                                   1997        1996
                                                                 --------     -------

Average outstanding common shares............................      37,279      36,333
Average common equivalent shares --
dilutive effect of option shares.............................       1,553       2,218
                                                                 --------     -------
Shares used in net earnings
per share computations.......................................      38,832      38,551
                                                                 ========     =======


                                 FULLY DILUTED
                                 -------------


                                                               Three Months Ended June 30,
                                                              ------------------------------
                                                                   1997        1996
                                                                 --------     -------

Net income from continuing operations ......................     $10,640     $   (589)
                                                                 =======     ========

Shares used in net earnings per
 share computations ........................................      38,841       38,702
                                                                 =======     ========

Earnings per share - continuing operations .................     $  0.27     $  (0.02)
                                                                 =======     ========


Net income from discontinued operations ....................     $ 5,705     $  4,495
                                                                 =======     ========

Shares used in net earnings per
 share computations ........................................      38,841       38,702
                                                                 =======     ========

Earnings per share - discontinued operations ...............     $  0.15     $   0.12
                                                                 =======     ========



     COMPUTATION OF SHARES USED IN NET EARNINGS PER SHARE COMPUTATIONS


                                                               Three Months Ended June 30,
                                                              ------------------------------
                                                                   1997        1996
                                                                 --------     -------

Average outstanding common shares ..........................     37,279     36,333
Average common equivalent shares --
 dilutive effect of option shares ..........................      1,562      2,369
                                                                 ------     ------
Shares used in net earnings
 per share computations ....................................     38,841     38,702
                                                                 ======     ======